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Exhibit 5.1

[VINSON & ELKINS L.L.P. LETTERHEAD]

August 13, 2004

Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202

Re:
Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel for Forest Oil Corporation, a New York corporation (the "Company"), with respect to the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933 (the "Securities Act"), of the offer and exchange by the Company (the "Exchange Offer") of $125,000,000 aggregate principal amount of its 8% Senior Notes due 2011 (the "Initial Notes") for a new series of notes bearing substantially identical terms and in like principal amount (the "Exchange Notes"). The Initial Notes and the Exchange Notes are collectively referred to herein as the "Notes". The Initial Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of December 7, 2001 between the Company and State Street Bank and Trust Company, as Trustee (the "Indenture"). We have assumed that the Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is an exhibit.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation and Restated Bylaws of the Company, each as amended to the date hereof, (ii) the Indenture and (iii) such other certificates, documents and other instruments as we considered appropriate for purposes of the opinions hereafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        In connection with this opinion, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

        Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the consummation of the Exchange Offer, such Exchange Notes will be validly issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

        Our opinion set forth in the preceding paragraph is subject to (i) the effects of bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law). We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture or the Exchange Notes that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        We are members of the bar of the State of New York. The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the laws of the State of New York in effect as of the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the prospectus included therein. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

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  Exhibit 5.1